The Honourable Ken Krawetz Deputy Premier Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET 10-11

BALANCED. FORWARD-LOOKING. RESPONSIBLE.
SUPPLEMENTARY ESTIMATES MARCH

Introduction

The 2010-11 Supplementary Estimates – March represent funding provided by special warrants that were issued subsequent to the passage of the Appropriation Bill pertaining to the 2010-11 Supplementary Estimates – November presented to the Legislative Assembly in the Fall Session.

In accordance with Section 14(3) of The Financial Administration Act, 1993, the amounts appropriated by special warrant “shall be submitted to the Legislative Assembly as part of the next Appropriation Act that is not an Act for interim supply”.  The amounts identified in the 2010-11 Supplementary Estimates – March submitted to the Legislative Assembly will be included in the main 2011-12 Appropriation Act in accordance with The Financial Administration Act, 1993.

The 2010-11 Supplementary Estimates –   March follows the similar Vote (ministry or Crown organization), subvote (major program area) and allocation (component of a subvote) as the 2010-11 Estimates.

The subvote descriptions provided in the 2010-11 Estimates apply to the 2010-11 Supplementary Estimates – March.  Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

General Revenue Fund
Supplementary Estimates - March
For the Fiscal Year Ending March 31, 2011
(thousands of dollars)

		Supplementary
		Estimates
		2010-11
Budgetary Appropriation

Executive Branch of Government

Advanced Education, Employment and Immigration - Vote 37

Post-Secondary Education (AE02)
Post-Secondary Capital Transfers		78,059
		78,059

Additional funding was provided by Special Warrant to continue construction of the Academic Health
Sciences Centre, to fulfill funding obligations relating to the construction of the International Vaccine
Centre (InterVac), for the design and construction plans of a new Southeast Regional College Weyburn campus facility, and for the purchase of equipment and the repair and maintenance of post-secondary institution facilities.

Corrections, Public Safety and Policing - Vote 73

Public Safety (CP06)
Provincial Disaster Assistance Program		13,187
		13,187

Additional funding was provided by Special Warrant for additional eligible claims under the Provincial Disaster Assistance Program.

Education - Vote 5

PreK-12 Education (ED03)
School Operating	8,243
School Capital Transfers	60,031	68,274

Teachers' Pensions and Benefits (ED04)
Teachers' Dental Plan		340
		68,614

Additional funding was provided by Special Warrant for incremental funding to school divisions for
Local Implementation Negotiations Committee (LINC) agreements in 2010-11, for the Teachers’
Dental Plan, for the new École Monseigneur de Laval – pavillon secondaire (the former Robert Usher
Collegiate), and for capital funding for school renovation and improvement projects across the
Province.

Supplementary Estimates - March
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
Energy and Resources - Vote 23

Resource and Energy Policy (ER06)
Mineral and Energy Policy	36,226
36,226

Additional funding was provided by Special Warrant for the Province’s portion of costs related to the cleanup of the Gunnar uranium mine ($38M) which is partially offset by savings in other program areas.

Enterprise and Innovation Programs - Vote 43

Investment Programs (EI03)
Ethanol Fuel Tax Rebate	800
800

Additional funding was provided by Special Warrant due to higher than anticipated consumption and production of ethanol blended fuels in Saskatchewan.

Enterprise Saskatchewan - Vote 83

Programs (ES02)
Community Development Trust	3,000
3,000

Additional funding was provided by Special Warrant for the completion of projects under the Community Development Trust Fund.

Environment - Vote 26

Environmental Protection (EN11)
Saskatchewan Watershed Authority - Flood Relief	37,015
37,015

Additional funding was provided by Special Warrant to implement a 2011 spring flood damage prevention program and for long-term solutions to flooding issues in the Fishing Lake and Waldsea Lake areas.

Supplementary Estimates - March
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2010-11
Health - Vote 32

Provincial Health Services (HE04)
eHealth Saskatchewan		8,000

Regional Health Services (HE03)
Regional Targeted Programs and Services	29,900
Facilities - Capital Transfers	80,596
Equipment - Capital Transfers	24,000	134,496

Medical Services and Medical Education Programs (HE06)
Medical Services - Fee-for-Service	10,000
Medical Services - Non-Fee-for-Service	10,500	20,500
		162,996

Additional funding was provided by Special Warrant to address surgical volumes, to support physician recruitment and retention, for physician utilization costs, for the development of an electronic health system, and for capital funding for long term care facilities, equipment, and other infrastructure maintenance and improvements.

Highways and Infrastructure - Vote 16

Strategic Municipal Infrastructure (HI15)
Municipal Roads Strategy		23,500

Operation of Transportation System (HI10)
Winter Maintenance		6,000
		29,500

Additional funding was provided by Special Warrant for higher than budgeted road maintenance costs related to snow removal and ice control on provincial highways, and for the Municipal Roads for the
Economy Program which will allow rural municipalities to be reimbursed for a portion of the cost of constructing, repairing and maintaining municipal roads.

Innovation Saskatchewan - Vote 84

Innovation Saskatchewan (IS01)
Programs		8,500
		8,500

Additional funding was provided by Special Warrant for a nuclear strategy with respect to uranium value-added opportunities in mining and exploration, nuclear science and medicine, and nuclear research, development and training.

Supplementary Estimates - March
Continued
(thousands of dollars)

		Supplementary
		Estimates
		2010-11
Justice and Attorney General - Vote 3

Courts and Civil Justice (JU03)
Court Services		267

Legal and Policy Services (JU04)
Public Law	470
Public Prosecutions	1,445	1,915

Community Justice (JU05)
Community Services	240
Coroners	120	360

Boards and Commissions (JU08)
Human Rights Commission	244
Inquiries	60
Legal Aid Commission	150	454

Courts Capital (JU11)
Courts Capital		775
		3,771

Additional funding was provided by Special Warrant to provide for higher than anticipated costs in
Court Services, Public Law, Public Prosecutions, Community Services, Coroners, Human Rights
Commission, Inquiries, and Legal Aid. Additional capital funding will provide for upgrades to security in Regina and Swift Current, implementation of the new Criminal Justice Information Management
System and Maintenance Enforcement System, and various video conferencing installations.

Office of the Provincial Capital Commission - Vote 85

Capital Commission Operations (PC02)
Wascana Centre Authority Maintenance		100
		100

Additional funding was provided by Special Warrant to provide funding to the Wascana Centre Authority to allow it to maintain operations for 2010-11.

Office of the Provincial Secretary - Vote 80

Provincial Secretary (OP02)
Office of Protocol and Honours		60
		60

Additional funding was provided by Special Warrant to provide for increased expenses related to state ceremonial events.

Supplementary Estimates - March
Continued
(thousands of dollars)

Supplementary
Estimates
2010-11
Social Services - Vote 36

Saskatchewan Housing Corporation	42,140
42,140

Additional funding was provided by Special Warrant for the social housing agreement which is cost-
shared with the federal government, to address the group home waitlist of people with intellectual disabilities, for the development of Child Welfare group home spaces, for emergency response spaces for short-term placement of children, and for equipment upgrades to allow community-based organizations to comply with occupational health and safety requirements.

Legislative Branch of Government

Conflict of Interest Commissioner - Vote 57

Conflict of Interest Commissioner (CC01)
Conflict of Interest Commissioner	50
50

Additional funding was provided by Special Warrant to provide for unanticipated costs associated with an inquiry that was ordered by the Legislative Assembly.

Summary - Budgetary Appropriation

"To Be Voted"	484,018
"Statutory"	-
Total Budgetary Appropriation	484,018